UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2011
Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada 89706	89706
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant’s telephone number, including area code

GENEVA RESOURCES INC.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Change

On February 10, 2011, Sono Resources Inc., formerly known as Geneva Resources Inc., a corporation organized under the laws of the State of Nevada(the “Company”), filed Articles of Merger with the Nevada Secrfetary of State in order to merge with its wholly-owned subsidiary and to change its name to Sono Resources Inc. (the “Name Change”). The Name Change was effective with the Nevada Secretary of State of February 10, 2011 when the Articles of Merger were filed. The Name Change was effected on the OTC Bulletin Board on March 11, 2011. As of the date of this Current Report, the trading symbol for the Company remains “GVRS”. Management of the Company deemed it appropriate to change the name of the Company to Sono Resources Inc. in furtherance of and to better reflect the nature of our proposed business operations.

Management intends to file a symbol change request with FINRA within approximately sixty (60) days to request a new trading symbol that is more reflective of theName Change.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.01.2  Articles of Merger and Plan of Merger of Geneva Resources Inc. filed with the Nevada Secretary of State of February 10, 2011.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO RESOURCES, INC.

DATE: March 14, 2011	By:	/s/ Marcus Johnson
Name: Marcus Johnson
Title: President/Chief Executive Officer

3